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                                              EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Post-Effective Amendment No. 4 to Registration Statement No. 2-92743 of SCANA Corporation on Form S-8, Post-Effective Amendment No. 4 to Registration Statement No. 2-90618 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-32107 on Form S-3, Registration Statement No. 33-44317 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-43636 on Form S-3 and Registration Statement No. 33-49333 on Form S-8 of our report dated February 7, 1994 appearing in this Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 1993.





s/Deloitte & Touche
DELOITTE & TOUCHE
Columbia, South Carolina
March 9, 1994



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